                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                _______________


                                  FORM 8-K/A-1

                                 CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                       Date of Report:  November 30, 1995
                                      --------------------
                       (Date of earliest event reported)


                       PIONEER-STANDARD ELECTRONICS, INC.
           ------------------------------------------------------
           (Exact name of Registrant as specified in its charter)


           Ohio                    0-5734              34-0907152
----------------------------   -------------     ----------------------
(State or other jurisdiction    (Commission         (I.R.S. employer
     of incorporation)          file number)       identification no.)

   4800 East 131st Street, Cleveland, Ohio            44105
-----------------------------------------------------------------
    (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code  (216) 587-3600
                                                   ----------------

         The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated November 30, 1995 as set forth in the pages attached hereto:

         "Item 2. Acquisition or Disposition of Assets" is hereby amended and restated to correct a minor typographical error.

         "Item 7. Financial Statements, Pro Forma Financial Information and Exhibits" is hereby amended and restated to include pro forma financial information required in connection with the acquisition of Pioneer/Technologies Group, Inc. by the Registrant and to include an Exhibit.

Item 2.  Acquisition or Disposition of Assets.
---------------------------------------------

                 On November 30, 1995, Pioneer-Standard Electronics, Inc. (the "Company") acquired 50% of the Common Stock (the "Stock") of Pioneer/Technologies Group Inc., a Maryland corporation ("Technologies").
Prior to this acquisition, the Company owned of record 50% of the Common Stock of Technologies. The acquisition was accomplished pursuant to a Plan and Agreement of Merger, dated November 30, 1995, by and among the Company, Technologies, Pioneer-Standard of Maryland, Inc., a wholly-owned subsidiary of the Company, the shareholders of Technologies (the "Shareholders") and Bruce S. Tucker as Shareholders Representative (the "Merger Agreement"), pursuant to which Pioneer-Standard of Maryland, Inc., was merged with and into Technologies. A copy of the Merger Agreement is filed as an Exhibit hereto.

                 In connection with the purchase of the Stock, Technologies entered into Noncompetition Agreements with each of Bruce S. Tucker and Jay S. Ross, former employees of Technologies. These Agreements provide that each individual will not, for a period of two years, directly or indirectly compete with Technologies. Copies of the Noncompetition Agreements are filed as Exhibits hereto.

                 As consideration for the Stock, the Company assumed certain liabilities, including approximately $30 million of bank debt, of Technologies and, subject to claims which may be made under the Escrow Agreement described below, will pay the Shareholders $50 million in cash. The obligation of the Company to pay the Shareholders the cash purchase price is secured by a Letter of Credit. On January 4, 1996 the Shareholders are entitled to receive $48 million in cash, after surrendering the Letter of Credit. At that time, two million dollars will be deposited with NationsBank, N.A. as Escrow Agent to secure certain indemnification provisions of the Merger Agreement. A copy of the Escrow Agreement is filed as an Exhibit hereto. The purchase price for the Stock was determined through arm's length negotiations among the parties.

                 The consideration to be paid by the Company was financed under a Credit Agreement, dated November 29, 1995, by and among the Company, Pioneer-Standard of Maryland, Inc., certain Banks and

National City Bank, as Agent (the "Credit Agreement"). The principal amount advanced and to be paid on January 4, 1996 under the Credit Agreement is subject to an interest rate of various floating rate options. It is anticipated that some portion of the loans under the Credit Agreement will be refinanced with a combination of equity and fixed rate debt, given favorable market conditions.

                 Technologies distributes electronic components and computer products and provides technical support through 11 locations in the southeast and northwest regions of the United States.

                 Other than the Noncompetition Agreements set forth above, and the fact that, prior to this transaction, the Company owned 50% of the Common Stock of Technologies, there are no material relationships between Technologies and the Company or any of their affiliates, directors or officers, except that James L. Bayman and Preston B. Heller, directors of the Company, also serve as directors of Technologies.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
---------------------------------------------------------------------------

(a)      Financial Statements of Businesses Acquired.
         -------------------------------------------

         1. Audited Financial Statements of Pioneer/Technologies Group, Inc. (1) Report of Independent Auditors
              Balance sheets at March 31, 1995 and 1994
            Statements of Income and Retained Earnings for the years
              ended March 31, 1995, 1994 and 1993
            Statements of Cash Flows for the years ended March 31,
              1995, 1994 and 1993
            Notes to Financial Statements

         2. Unaudited Condensed Financial Statements of Pioneer/ Technologies Group, Inc. (2)
              Balance Sheets at September 30, 1995 and March 31, 1995
            Statements of Income and Retained Earnings for the three
              and six month periods ending September 30, 1995 and 1994 Statements of Cash Flows for the three and six month periods ended September 30, 1995 and 1994
            Notes to Financial Statements


(b)      Pro Forma Financial Information.
         -------------------------------

         Pioneer-Standard Electronics, Inc. and Subsidiaries and
         Pioneer/Technologies Group, Inc. -- Pro Forma Condensed Combined Financial Statements (Unaudited)

         Pro Forma Condensed Consolidated Balance Sheet of Pioneer-Standard Electronics, Inc. and Subsidiaries and

         Pioneer/Technologies Group, Inc. for the Six Months Ended September 30, 1995 (Unaudited)

         Pro Forma Condensed Consolidated Statement of Income of
         Pioneer-Standard Electronics, Inc. and Subsidiaries and
         Pioneer/Technologies Group, Inc. for the Fiscal Year Ended March 31, 1995 (Unaudited)

         Pro Forma Consolidated Statement of Income of Pioneer-Standard Electronics, Inc. and Subsidiaries and Pioneer/Technologies
         Group, Inc. for the Six Months Ended September 30, 1995 (Unaudited)

         Notes to Unaudited Pro Forma Combined Consolidated Financial Statements

Exhibit No.                       Description                                            Page No.
----------                        -----------                                             ---------
 2.1             Plan and Agreement of Merger, dated                                         *
                 November 30, 1995 by, and among Pioneer-Standard Electronics,
                 Inc., Pioneer-Standard of Maryland, Inc., Pioneer/Technologies
                 Group Inc., the Shareholders identified on the Signature Pages and Bruce S. Tucker, as Shareholders Representative (without
                 Schedules).**

 4.1             Credit Agreement, dated as of November 29, 1995, by and among               *
                 Pioneer-Standard Electronics, Inc., Pioneer-Standard of
                 Maryland, Inc., the Banks identified on the Signature Pages thereto and National City Bank, as Agent.

4.2              Amendment No. 2 to Note Purchase                                           13
                 Agreement, as of November 30, 1995,
                 by Pioneer-Standard Electronics, Inc.
                 and Teachers Insurance and Annuity
                 Association of America.

99.1             Escrow Agreement, dated as of November 30, 1995, by and among               *
                 Pioneer-Standard Electronics, Inc., certain stockholders of
                 Pioneer/Technologies Group Inc., Bruce S. Tucker as
                 Shareholders Representative and NationsBank, N.A.

99.2             Noncompetition Agreement, dated as of November 30, 1995, by                 *
                 and between Pioneer-Standard of Maryland, Inc. f/k/a
                 Pioneer/Technologies Group Inc. and Bruce S. Tucker.

99.3             Noncompetition Agreement, dated as of November 30, 1995, by                 *
                 and between Pioneer-Standard of Maryland, Inc. f/k/a
                 Pioneer/Technologies Group Inc. and Jay S. Ross.


_______________

(1) These financial statements were previously filed in connection with the Company's Annual Report on Form 10-K for the year ended March 31, 1995, which financial statements are incorporated herein by reference.

(2) These Financial Statements were previously filed in connection with the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1995, which Financial Statements are incorporated herein by reference.

*                Previously filed.

** The Registrant agrees by this filing to supplementally furnish a copy of the schedules of this Agreement to the Commission upon request.

                                   SIGNATURES
                                   ----------

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PIONEER-STANDARD ELECTRONICS, INC.



                                        By:  /s/ John V. Goodger
                                           -----------------------------
                                           John V. Goodger, Vice President,
                                           Treasurer and Assistant Secretary


Date:  February 9, 1996


431/15154NGA.451

                       PIONEER-STANDARD ELECTRONICS, INC.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS
                              BASIS OF PRESENTATION


         Pioneer-Standard Electronics, Inc. ("Pioneer") acquired the remaining interest in the 50 percent owned affiliate, Pioneer/Technologies Group, Inc. ("Technologies") in a $50 million cash transaction on November 30, 1995. The transaction was funded with revolving bank credit borrowings.

         The unaudited pro forma combined statements of income for the year ended March 31, 1995 and the six months ended September 30, 1995 present the pro forma results of operations of Pioneer as if the acquisition of Technologies had occurred on April 1, 1994 and April 1, 1995, respectively. The pro forma condensed combined balance sheet is presented on a pro forma basis as if the acquisition and related revolving bank credit borrowings had occurred on September 30, 1995. The unaudited pro forma condensed combined statements of income for the year ended March 31, 1995 and the six months ended September 30, 1995, are not necessarily indicative of the results of operations that my have actually occurred had the acquisition taken place at April 1, 1994 and April 1, 1995, or of the future results of Pioneer.

                       PIONEER-STANDARD ELECTRONICS, INC.
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                               SEPTEMBER 30, 1995
                                 (IN THOUSANDS)


                                                                                       Pro Forma         Pro Forma
                                                   Pioneer         Technologies       Adjustments         Combined
                                                   -------         ------------       -----------         --------
ASSETS

Current Assets
     Cash                                      $    18,845         $       10                         $    18,855
     Accounts receivable - net                     128,127             42,829         $    (312) (A)      170,644
     Merchandise inventory                         137,352             58,685                             196,037
     Prepaid expenses                                2,667                630                               3,297
     Deferred income taxes                           5,708              1,075                               6,783
     Shareholder notes receivable                       --                 14               (14) (A)           --
                                               -----------       ------------      -------------      -----------
         Total current assets                      292,699            103,243              (326) (A)      395,616


Investment in 50%-owned company                     17,872                 --          {(76,272) (B)}          --
                                                                                        {58,400  (A)}
Other assets                                         1,142                378              (192) (A)        1,328
Goodwill                                             4,542                 --            40,526  (B)       45,068

Property and equipment, at cost                     62,466             11,360                              73,826
Accumulated depreciation                            24,775              6,046                              30,821
                                               -----------       ------------      ------------       -----------
     Net                                            37,691              5,314                --            43,005
                                               -----------       ------------      ------------       -----------
                                                $  353,946         $  108,935         $  22,136        $  485,017
                                                ==========       ============      ============        ==========

LIABILITIES AND
SHAREHOLDERS' EQUITY

Current liabilities
     Notes payable to banks                    $    17,000         $       --                         $    17,000
     Accounts payable                               89,082             26,779                             115,861
     Accrued liabilities                            22,260              2,693                              24,953
     Long-term debt due within one year              2,873                 --                               2,873
                                               -----------       ------------      ------------       -----------
         Total current liabilities                 131,215             29,472                             160,687

Long-term debt                                      80,313             43,717        $   57,882 (A)       181,912
Deferred income taxes                                2,268                 --                               2,268

Shareholder's equity
     Common stock                                    6,653                 10              (10) (B)         6,653
     Capital in excess of stated value              16,884                 90              (90) (B)        16,884
     Retained earnings                             116,121             35,646          (35,646) (B)       116,121
     Foreign currency translation adjustment           492                 --                                 492
                                               -----------       ------------      ------------       -----------
                                                   140,150             35,746          (35,746)           140,150
                                               -----------       ------------      ------------       -----------
                                                $  353,946         $  108,935        $   22,136        $  485,017
                                                ==========       ============      ============       ===========


See accompanying notes.

                       PIONEER-STANDARD ELECTRONICS, INC.
        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                        FOR THE YEAR ENDED MARCH 31, 1995
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)




                                                                                Pro Forma          Pro Forma
                                                Pioneer      Technologies      Adjustments         Combined
                                                -------      ------------      -----------         --------
                                                                                DR   (CR)


Net sales                                     $  832,152      $  368,100                          $ 1,200,252

Cost and expenses:
     Cost of goods sold                          677,171         316,212                              993,383
     Warehouse, selling and                                                   $ {(4,400)  (C)}
         administrative expense                  111,302          41,736        { 1,013   (D)}        149,651
                                             -----------    ------------     ------------      --------------
Operating profit                                  43,679          10,152         (3,387)               57,218

Interest expense                                   3,966           2,016          3,600   (E)           9,582
Equity in earnings of
     50%-owned company                             2,500              --          2,500   (F)              --
                                             -----------    ------------     ------------      --------------

Income before income taxes                        42,213           8,136         (2,713)               47,636

Provision for income taxes                        17,204           3,135           (444)  (G)          19,895
                                             -----------    ------------     ------------      --------------

Net income                                   $    25,009    $      5,001     $   (2,269)       $       27,741
                                             ===========    ============     =============       ============



Average shares outstanding                    22,886,877                                           22,886,877

Shares outstanding at end of period           22,374,219                                           22,374,219

Earning per share                                  $1.09                                                $1.21

Dividends per share                                $.075                                                $.075



See accompanying notes.

                       PIONEER-STANDARD ELECTRONICS, INC.
        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                   FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1995
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)




                                                                                Pro Forma          Pro Forma
                                                Pioneer      Technologies      Adjustments         Combined
                                                                                DR    (CR)

Net sales                                     $  459,637    $    160,396                          $   620,033

Cost and expenses:
                                                 370,671         133,532                              504,203

     Cost of goods sold
     Warehouse, selling and                                                  $  {(1,900)  (C)}
         administrative expense                   63,838          22,280        {   507   (D)}         84,725
                                             -----------    ------------     ----------------  --------------
Operating profit                                  25,128           4,584         (1,393)               31,105

Interest expense                                   2,965           1,313          1,800   (E)           6,078
Equity in earnings of
     50%-owned company                               909              --            909   (F)              --
                                             -----------    ------------     ------------      --------------

Income before income taxes                        23,072           3,271         (1,316)               25,027

Provision for income taxes                         9,551           1,454            (73)  (G)          10,932
                                             -----------    ------------     ------------      --------------

Net income                                   $    13,521    $      1,817     $   (1,243)          $    14,095
                                             ===========    ============     ============        ============



Average shares outstanding                    23,178,946                                           23,178,946

Shares outstanding at end of period           22,451,135                                           22,451,135

Earning per share                                   $.58                                                 $.61

Dividends per share                                $.047                                                $.047




See accompanying notes.

                       PIONEER-STANDARD ELECTRONICS, INC.
                      NOTES TO UNAUDITED PRO FORMA COMBINED
                       CONSOLIDATED FINANCIAL INFORMATION
                                 (IN THOUSANDS)



The following is a summary of the adjustments to the pro forma condensed consolidated balance sheet at September 30, 1995 to record the Technologies acquisition and related goodwill:

                                                                                   Debit              Credit
                                                                                   -----              ------

(A)     Investment in 50%-owned company                                          $58,400
             Long-term debt                                                                          $57,882
             Account receivable                                                                          312
             Shareholder notes receivable                                                                 14
             Other assets                                                                                192

        To record the acquisition, bank borrowings and collection of amounts due from Technologies' shareholders.

(B)     Common stock                                                          $       10
        Capital in excess of stated value                                             90
        Retained earnings                                                         35,646
        Goodwill                                                                  40,526
             Investment in 50%-owned company                                                         $76,272

        To eliminate the investment in and equity accounts of Technologies and record related goodwill (to be amortized over 40 years).


The following is a summary of the adjustments included in the pro forma condensed consolidated statements of income:

                                                                         For the                 For the Six
                                                                       Year Ended                Months Ended
                                                                      March 31, 1995          September 30, 1995
                                                                      --------------          ------------------

(C)     Adjustment to record reduction of net expenses
        primarily attributable to compensation and benefit             $    (4,400)               $    (1,900)
        related expenses of terminated employees

(D)     Adjustment to record amortization of goodwill over a 40
        year period.                                                         1,013                        507

                                                                         For the                    For the Six
                                                                        Year Ended                  Months Ended
                                                                     March 31, 1995              September 30, 1995
                                                                     --------------              ------------------

(E)     Adjustment to reflect the increase in interest expense
        associated with additional debt incurred in connection
        with the acquisition.                                                 $    3,600          $    1,800

(F)     Adjustment to eliminate equity in earnings of 50%-owned
        company.                                                                 (2,500)               (909)

(G)     Adjustment to income taxes based on consolidated pro
        forma income.                                                              (444)                (75)
